As filed with the Securities and Exchange Commission on December 17, 2010.

Registration File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(713) 622-3311

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

ATP Oil & Gas Corporation 2010 Stock Plan

Albert L. Reese Jr. 4600 Post Oak Place, Suite 100 Houston, Texas 77027	(713) 622-3311
(Name and address, including zip code, of agent for service)	(Telephone number, including area code, of agent for service)

Copy to:

Richard S. Roth

Jackson Walker L.L.P.

1401 McKinney, Suite 1900

Houston, Texas 77010

(713) 752-4200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value	6,000,000 shares	$15.26	$91,560,000.00	$6,529.00

(1)

Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also covers any additional shares of Common Stock which become issuable under the ATP Oil & Gas Corporation 2010 Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock reported on The NASDAQ Global Select Market on December 16, 2010.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

2

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by ATP Oil & Gas Corporation (the “Company”) (File No. 1-32647) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a) our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 16, 2010, as amended by Form 10-K/A filed with the Commission on December 10, 2010;

(b) our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, as filed with the Commission on May 10, 2010, June 30, 2010, as filed with the Commission on August 9, 2010, and September 30, 2010, as filed with the Commission on November 9, 2010 ;

(c) our Current Reports on Form 8-K filed with the Commission on (i) February 4, 2010, (ii) March 26, 2010, (iii) April 23, 2010, (iv) April 29, 2010, (v) June 10, 2010, (vi) June 24, 2010 and (vii) September 30, 2010; and

(d) the description of our common stock in our registration statement on Form 8-A, as filed with the Commission on January 25, 2001, and the description of related preferred stock purchase rights in our registration statement on Form 8-A, as filed with the Commission on October 14, 2005.

All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 2.101(16) and Section 8.101 of the Texas Business Organizations Code and Article VI of the Third Amended and Restated Bylaws of ATP Oil & Gas Corporation (the “Company”) provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaws provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

Additionally, Article Eleven of the Company’s Amended and Restated Certificate of Formation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director’s capacity as director, except that Article Eleven does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of such director’s duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or which involves intentional misconduct or knowing violation of law, (iii) a transaction from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office and (iv) an act or omission for which liability is expressly provided by an applicable statute.

Article Eleven also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article Eleven shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Formation, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 10, 2010.

4.2	Third Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed December 15, 2009.

4.3

Rights Agreement dated October 11, 2005 between the Company and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 2005.

Exhibit Number	Description of Exhibit
4.4	Specimen of Common Stock certificate, incorporated by reference to Exhibit 4.1 of the Company’s registration statement No. 333-46034 on Form S-1.

4.5	ATP Oil & Gas Corporation 2010 Stock Plan, incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed April 29, 2010.

4.6*	Form of Nonqualified Stock Option Agreement.

4.7*	Form of Restricted Stock Award Agreement (to be used in connection with awards to directors of ATP).

4.8*	Form of Restricted Stock Award Agreement (to be used in connection with awards to executive officers of ATP).

5.1*	Legal Opinion of Jackson Walker L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4*	Consent of Collarini Associates.

23.5*	Consent of Jackson Walker L.L.P. (see Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th of December, 2010.

ATP OIL & GAS CORPORATION

By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Albert L. Reese Jr., Keith R. Godwin and John E. Tschirhart, and each of them, each of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of December, 2010.

Signature	Title

/S/ T. PAUL BULMAHN T. Paul Bulmahn	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ALBERT L. REESE JR. Albert L. Reese Jr.	Chief Financial Officer (Principal Financial Officer)

/S/ KEITH R. GODWIN Keith R. Godwin	Chief Accounting Officer (Principal Accounting Officer)

/S/ CHRIS A. BRISACK Chris A. Brisack	Director

/S/ ARTHUR H. DILLY Arthur H. Dilly	Director

/S/ GERARD J. SWONKE Gerard J. Swonke	Director

/S/ BRENT M. LONGNECKER Brent M. Longnecker	Director

/S/ WALTER WENDLANDT Walter Wendlandt	Director

/S/ BURT A. ADAMS Burt A. Adams	Director

/S/ GEORGE R. EDWARDS George R. Edwards	Director

/S/ ROBERT J. KAROW Robert J. Karow	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Formation, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 10, 2010.

4.2	Third Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed December 15, 2009.

4.3

Rights Agreement dated October 11, 2005 between the Company and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 2005.

4.4	Specimen of Common Stock certificate, incorporated by reference to Exhibit 4.1 of the Company’s registration statement No. 333-46034 on Form S-1.

4.5	ATP Oil & Gas Corporation 2010 Stock Plan, incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed April 29, 2010.

4.6*	Form of Nonqualified Stock Option Agreement.

4.7*	Form of Restricted Stock Award Agreement (to be used in connection with awards to directors of ATP).

4.8*	Form of Restricted Stock Award Agreement (to be used in connection with awards to executive officers of ATP).

5.1*	Legal Opinion of Jackson Walker L.L.P.

23.1*	Consent of PricewaterhouseCoopers.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4*	Consent of Collarini Associates.

23.5*	Consent of Jackson Walker L.L.P. (see Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

*	Filed herewith.